As filed with the Securities and Exchange Commission on April 21, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

hi/fn, inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	33-0732700 (IRS Employer Identification No.)

750 University Avenue
Los Gatos, California 95032
(Address of principal executive offices)

hi/fn, inc. 1998 Employee Stock Purchase Plan
(Full title of the plan)

Christopher G. Kenber
Chairman, Chief Executive Officer and Director
hi/fn, inc.
750 University Avenue
Los Gatos, California 95032
(Name and address of agent for service)

(408) 399-3500
(Telephone number, including area code, of agent for service)

Copy to:

Steven E. Bochner, Esq.
Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Maximum	Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered	Per Share (1)	Offering Price	Fee
Common Stock, par value $0.001 per share, issuable upon purchase of Shares granted under 1998 Employee Stock Purchase Plan	500,000	$9.97	$4,985,000	$631.60

(1) Estimated in accordance with Rules 457(h) and 457(c) solely for the purpose of calculating the registration fee on the basis of $9.97, the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on April 15, 2004.

hi/fn, inc.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) on December 16, 2003.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 filed pursuant to Section 13(a) of the Exchange Act on February 17, 2004. In addition, the Registrant’s Current Reports on Form 8-K filed on January 6, 2004 (as amended January 14, 2004 and April 8, 2004) and February 9, 2004.

(c)	The Registrant’s Registration Statement on Form 10 (File No. 24765) filed December 8, 1998.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that include that all securities offered pursuant to this Registration Statement have been sold or that deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Inapplicable.

Item 5. Interests of Named Experts and Counsel.

     Inapplicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant’s Certificate of Incorporation and Bylaws provide for the indemnification of present and former directors, officers, employees and agents of the Registrant and persons serving as directors, employees or agents of another corporation or entity at the request of the Registrant (each, an “Indemnified Party”) to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Indemnified Parties are specifically indemnified in the Registrant Bylaws (the “Indemnification Provisions”) for expenses, including attorneys’ fees, court costs, witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by an Indemnified Party in connection with a threatened, pending or completed action, suit or proceeding

(whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of the Registrant or is or was serving as a director, officer, employee or agent of another corporation or entity at the request of the Registrant. Such Indemnified Party must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the subject corporation and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his conduct was unlawful.

     The Indemnification Provisions and provisions for advancing expenses in the Registrant’s Bylaws are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction. The Registrant is authorized to purchase insurance on behalf of an Indemnified Party for liabilities incurred, to the fullest extent permitted by the DGCL upon approval by the Board of Directors.

     In addition, the Registrant has entered, or will enter, into indemnification agreements with each of its directors and executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a director, officer, employee, trustee and/or agent of the Registrant or another entity at the request of the Registrant.

Item 7. Exemption from Registration Claimed.

     Inapplicable.

Item 8. Exhibits.

Exhibit
Number	Document
4.1	hi/fn, inc. 1998 Employee Stock Purchase Plan, as amended

5.1	Opinion re legality of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Accountants

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Powers of Attorney (see page II-5)

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, hi/fn, inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on this 21st day of April, 2004.

hi/fn, inc.

By:	/s/ Christopher G. Kenber

Christopher G. Kenber
Chairman, Chief Executive Officer and Director

POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher G. Kenber and William R. Walker, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher G. Kenber
Chairman, Chief Executive Officer
Christopher G. Kenber	and Director	April 21, 2004

/s/ William R. Walker
Vice President, Finance,
William R. Walker	Chief Financial Officer and Secretary	April 21, 2004

/s/ Dennis DeCoste
	Director	April 21, 2004
Dennis DeCoste

/s/ Taher Elgamal
	Director	April 21, 2004
Taher Elgamal

/s/ Robert W. Johnson
	Director	April 21, 2004
Robert W. Johnson

/s/ Albert E. Sisto
	Director	April 21, 2004
Albert E. Sisto

/s/ Douglas L. Whiting
	Chief Scientist and Director	April 21, 2004
Douglas L. Whiting

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
4.1	hi/fn, inc. 1998 Employee Stock Purchase Plan, as amended

5.1	Opinion re legality of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Accountants

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Powers of Attorney (see page II-5)